Exhibit 10.3

FOURTH AMENDMENT AGREEMENT

This FOURTH AMENDMENT AGREEMENT (this "Amendment") is made as of the 13th day of September, 2017 between:

(a) S&W SEED COMPANY, a Nevada corporation ("Borrower"); and

(b) KEYBANK NATIONAL ASSOCIATION, a national banking association ("Lender").

WHEREAS, Borrower and Lender are parties to that certain Credit and Security Agreement, dated as of September 22, 2015 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement");

WHEREAS, Borrower and Lender desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

  Amendment to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of "Applicable Margin", Borrowing Base", "Commitment Period", "Consolidated EBITDA", "Consolidated Fixed Charges", "Fixed Charge Coverage Ratio", "Maximum Revolving Amount", "Pioneer Loan Documents", "Temporary Reporting Increase Period", "Temporary Reporting Increase Period Termination Date" and "Total Commitment Amount" therefrom and to insert in place thereof, respectively, the following:

  "Applicable Margin" means (a) twenty (20.00) basis points with respect to Base Rate Loans, and (b) two hundred twenty (220.00) basis points with respect to Eurodollar Loans.

  "Borrowing Base" means an amount equal to the total of the following:

  (a) up to eighty-five percent (85%) of the aggregate amount due and owing on Eligible Accounts Receivable (other than Eligible Insured Accounts Receivable) of Borrower; plus

  (b) up to ninety percent (90%) of the aggregate amount due and owing on Eligible Insured Accounts Receivable of Borrower; plus

  (c) the lesser of (i) up to sixty-five percent (65%) of the aggregate of the cost or market value (whichever is lower), as determined in accordance with GAAP, of the Eligible Inventory of Borrower, and (2) up to ninety percent (90%) of the Appraised Inventory NOLV of the Eligible Inventory of Borrower (as such Appraised Inventory NOLV percentage is determined on a per-season basis in the most recent inventory appraisal); minus

  (d) Reserves, if any;

  provided that, anything herein to the contrary notwithstanding, Lender shall at all times have the right to modify or reduce such percentages or dollar amount caps or other components of the Borrowing Base from time to time, in its Permitted Discretion.

  "Commitment Period" means the period from the Closing Date to September 12, 2019, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

  "Consolidated EBITDA" means, for any period, as determined on a Consolidated basis, (a) Consolidated Net Earnings for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) non-recurring separation charges incurred during the fiscal quarter of Borrower ended June 30, 2017, in the aggregate amount of Six Hundred Seventy-Four Thousand Five Hundred Ninety-Seven Dollars ($674,597), (v) non-recurring reserve for uncollectible sublease and stand establishment receivables incurred during the fiscal quarter of Borrower ended June 30, 2017, in the aggregate amount of Five Hundred Forty-Two Thousand Two Hundred One Dollars ($542,201), (vi) non-cash expenses incurred in connection with stock-based compensation, (vii) non-cash expenses incurred in connection with amortization of debt discount, (viii) and non-cash expenses incurred prior to December 31, 2017 in connection with derivative warrant liability; minus (b) to the extent included in Consolidated Net Earnings for such period, non-cash gains incurred prior to December 31, 2017 in connection with derivative warrant liability.

  "Consolidated Fixed Charges" means, as of any date of determination, as determined on a Consolidated basis, the aggregate, without duplication, of (a) Consolidated Interest Expense paid in cash for the most recently completed four fiscal quarters of Borrower, and (b) the current portion (amounts to be paid over the next four fiscal quarters) of principal payments on Consolidated Funded Indebtedness (other than (i) payments of the Revolving Loans, and (ii) payments of the Pioneer Promissory Note), including payments on Capitalized Lease Obligations.

  "Fixed Charge Coverage Ratio" means, as of any date of determination, on a Consolidated basis, the ratio of (a) the total (determined for the most recently completed four fiscal quarters of Borrower) of (i) Consolidated EBITDA, minus (ii) Consolidated Unfunded Capital Expenditures (excluding consolidated capital expenditures prior to July 1, 2017 in the aggregate amount of Two Million Eight Hundred Thirty-Six Thousand One Hundred Fifty-One Dollars ($2,836,151)), minus (iii) Consolidated Income Tax Expense paid in cash, minus (iv) Capital Distributions; to (b) Consolidated Fixed Charges as of such date of determination.

  "Maximum Revolving Amount" means Thirty-Five Million Dollars ($35,000,0000).

  "Pioneer Loan Documents" means, as applicable, (a) the Pioneer Promissory Note and each other loan agreement executed in connection therewith, and (b) any refinancing documentation pursuant to the Permitted Pioneer Refinancing; as any of the foregoing may from time to time be amended, restated or otherwise modified.

  "Temporary Reporting Increase Period" means the period beginning on the date that the Excess Borrowing Base Availability is less than the Trigger Amount for a period of five (5) consecutive days and ending on the Temporary Reporting Increase Period Termination Date; provided that a Temporary Increase Reporting Period shall terminate only two (2) times during the Commitment Period.

  "Temporary Reporting Increase Period Termination Date" means the date on which the Excess Borrowing Base Availability shall be no less than the Trigger Amount for thirty (30) consecutive days prior to, and one day after, the most recently completed calendar month.

  "Total Commitment Amount" means the principal amount of Thirty-Five Million Dollars ($35,000,0000).

  Addition to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

  "Appraised Inventory NOLV" means the appraised net orderly liquidation value of the Eligible Inventory, as set forth for the applicable time periods in the most recent inventory appraisal report completed on behalf of, and reasonably acceptable to, Lender.

  "Permitted Pioneer Refinancing" means, with respect to the Indebtedness outstanding under the Pioneer Promissory Note (the "Refinanced Indebtedness"), any Indebtedness issued in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, or replace or refund ("Refinancing"), such Refinanced Indebtedness, so long as:

  (a) such Refinancing (including, without limitation, the Refinancing amount) is on terms acceptable to Lender and provided by a lender ("New Lender") acceptable to Lender;

  (b) such Refinancing is secured by no more collateral than the Permitted Pioneer Refinancing Collateral;

  (d) the Refinanced Indebtedness shall be subordinated to the Obligations, and New Lender shall become party to the Intercreditor Agreement, on terms substantially consistent as those set forth in the existing Intercreditor Agreement; and

  (e) on the closing date of such Refinancing, Borrower shall deliver to Lender a copy of the Refinancing debt documents, certified by an officer of Borrower as being true and complete.

  On and after the date of the Permitted Pioneer Refinancing, all references to Pioneer in the Loan Documents shall refer to New Lender, and all references to the Pioneer Loan Documents in the Loan Documents shall refer to the definitive documentation for the Refinanced Indebtedness executed by Borrower and New Lender.

  "Permitted Pioneer Refinancing Collateral" means Borrower's real property and equipment located at (a) its Nampa, Idaho and Five Points, California production facilities and (b) its Arlington, Wisconsin and Nampa, Idaho research facilities.

  "Trigger Amount" means Three Million Five Hundred Thousand Dollars ($3,500,000).

  Amendment to Collateral Audit and Appraisal Fees Provisions. Section 2.8 of the Credit Agreement is hereby amended to delete subsection (c) therefrom and to insert in place thereof the following:

  (c) Collateral Audit and Appraisal Fees. Borrower shall promptly reimburse Lender, for all costs and expenses relating to any collateral assessment and Inventory appraisal that may be conducted from time to time by or on behalf of Lender, the scope and frequency of which shall be in the sole discretion of Lender; provided that, absent an Event of Default, during each calendar year Borrower need not reimburse Lender for more than (i) three collateral field audits and (ii) one Inventory appraisal.

  Amendment to Financial Covenants Provisions. Section 5.3 of the Credit Agreement is hereby amended to add the following new subsection (o) thereto:

  (o) Additional Financial Reporting. Borrower shall deliver to Lender, concurrently with the delivery of the monthly Borrowing Base Certificate set forth in subsection (a) above, in each case in form and substance satisfactory to Lender:

  (i) a report setting forth the calculation of the Revolving Credit Exposure covenant set forth in Section 5.7(c) hereof; and

  (ii) a report setting forth the daily Excess Borrowing Base Availability for the most recently completed month.

  Addition to Financial Covenants Provisions. Section 5.7 of the Credit Agreement is hereby amended to delete subsection (a) therefrom and to insert in place thereof the following, and to add the following new subsections (c) and (d) thereto:

  (a) Fixed Charge Coverage Ratio. Borrower shall not suffer or permit at any time, as of the end of any fiscal quarter of Borrower, the Fixed Charge Coverage Ratio to be less than 1.05 to 1.00.

  (c) Maximum Revolving Credit Exposure. Borrower shall maintain, as determined as of the end of each fiscal quarter of Borrower, a maximum Revolving Credit Exposure of:

  (i) Twenty Million Dollars ($20,000,000) for any thirty (30) consecutive day period during the most recently completed twelve (12) calendar months; and

  (ii) Twenty-Five Million Dollars ($25,000,000) for any sixty (60) consecutive day period during the most recently completed twelve (12) calendar months.

  (d) Maximum Capital Expenditures from Equity Raises. Borrower shall not suffer or permit more than One Million Two Hundred Thousand Dollars ($1,200,000) from the proceeds of equity raises to be used for purposes of financing Consolidated Capital Expenditures for each of the fiscal years of Borrower ending June 30, 2018 and June 30, 2019.

  Addition to Borrowing Covenant Provisions. Section 5.8 of the Credit Agreement is hereby amended to add the following new subsection (g) and (h) at the end thereof:

  (g) Borrower may consummate the Permitted Pioneer Refinancing; and

  (h) Subordinated Indebtedness incurred by Borrower for the purchase of GMO alfalfa seed rights from Pioneer Hi-Bred International, Inc., in an aggregate amount of approximately Seven Million Dollars ($7,000,000), so long as such Indebtedness is (i) on terms and conditions satisfactory to Lender in its sole discretion, and (ii) subject to a subordination agreement in form and substance satisfactory to Lender.

  Addition to Lien Covenant Provisions. Section 5.9 of the Credit Agreement is hereby amended to add the following new subsection (h) at the end thereof:

  (h) Liens on Permitted Pioneer Refinancing Collateral securing Indebtedness permitted pursuant to Sections 5.8(g) and (h) hereof

  Addition to Notice Provisions. Section 5.14(a) of the Credit Agreement is hereby amended to add the following new subpart (iv) at the end thereof:

  (iv) a Temporary Reporting Increase Period has commenced.

  Addition to Restricted Payment Covenant Provisions. Section 5.15 of the Credit Agreement is hereby amended to add the following subsection (e) at the end thereof:

  (e) so long as no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, Borrower may make regularly scheduled payments of principal and interest with respect to the Indebtedness permitted to be incurred (i) as a result of the Permitted Pioneer Refinancing, and (ii) pursuant to Section 5.8(h) hereof.

  Amendment to Events of Default Provisions. Article VIII of the Credit Agreement is hereby amended to delete Section 8.2 therefrom and to insert in place thereof, the following:

  Section 8.2. Special Covenants.

  (a) If any Company shall fail or omit to perform and observe Section 5.3, 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.15, 5.26 or 5.27 hereof.

  (b) If the indebtedness evidenced by the Pioneer Promissory Note is at any time within thirty (30) days of its scheduled maturity date.

  Closing Deliveries. Concurrently with the execution of this Amendment, Borrower shall:

  (a) deliver to Lender a new Revolving Credit Note in the principal amount of Thirty-Five Million Dollars ($35,000,000);

  (b) deliver to Lender certified copies of the resolutions of the board of directors of Borrower evidencing approval of the execution and delivery of this Amendment and the execution of any other Loan Documents and Related Writings required in connection therewith;

  (c) pay a renewal fee to Lender in the amount of One Hundred Seventy-Five Thousand Dollars ($175,000);

  (d) cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

  (e) pay all legal fees and expenses of Lender in connection with this Amendment.

  Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of Borrower or any material law applicable to Borrower or result in a breach of any provision of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against Borrower; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower's obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

  Waiver and Release. Borrower, by signing below, hereby waives and releases Lender, and its directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

  References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

  Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

  Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

  Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

  Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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JURY TRIAL WAIVER. BORROWER AND LENDER, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

S&W SEED COMPANY

By:   /s/Matthew K. Szot
Matthew K. Szot
Executive Vice President of Finance and
Administration and Chief Financial
Officer

KEYBANK NATIONAL ASSOCIATION

By: _____________________
Mark R. Bitter
Vice President

Signature Page to
Fourth Amendment Agreement

JURY TRIAL WAIVER. BORROWER AND LENDER, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

S&W SEED COMPANY

By:
Matthew K. Szot
Executive Vice President of Finance and
Administration and Chief Financial
Officer

KEYBANK NATIONAL ASSOCIATION

By:    /s/Mark R. Bitter
Mark R. Bitter
Vice President

Signature Page to
Fourth Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Fourth Amendment Agreement dated as of September 13, 2017. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Lender and its directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned is aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, LENDER AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTOR ACKNOWLEDGMENT AND AGREEMENT, THE AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

SEED HOLDING, LLC

By:    /s/Matthew K. Szot
Matthew K. Szot
Manager

STEVIA CALIFORNIA, LLC

By:    /s/Matthew K. Szot
Matthew K. Szot
Manager

Signature Page to
Guarantor Acknowledgment and Agreement